UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Notice Of Annual Meeting And Proxy Statement Available On AetNet
The following message is from Elease E. Wright, Head of Human Resources:

Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access their definitive 2008 Aetna Inc. Notice of Annual Meeting and Proxy Statement, the 2007 Aetna Annual Report, Financial Report to Shareholders and the 2007 Aetna Annual Report at www.aetna.com/proxymaterials. Employees who are shareholders but do not have e-mail or Internet access at work will receive copies of these materials at their mailing addresses. If you would like a paper copy, please call 1-800-237-4273.

Electronic Proxy Voting
The Proxy Statement is one of Aetna’s most important corporate public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the Annual Meeting of Shareholders, which will be held on Friday, May 30, 2008, at The Peninsula Chicago hotel in Chicago, Illinois. This week, Computershare Trust Co. N.A., the distribution agent for the trustee of Aetna’s 401(k) Plan, will e-mail voting instructions to active employees who hold Aetna stock through this plan.

All employees who held Aetna stock through the Aetna 401(k) Plan at the close of business on March 28, 2008, are actively encouraged to exercise their right to vote by Internet or by telephone. The shares held in the Aetna 401(k) Plan are voted by the trustee of the Aetna 401(k) Plan in proportion to the votes the Trustee receives from Aetna shareholders with respect to the shares they own through the Aetna 401(k) Plan. Employees’ individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who would like to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.

2007 Aetna Annual Report
The 2007 Annual Report, The Difference We Make, details the many ways Aetna is making a difference to a number of important constituents. The stories in the report illustrate the meaningful ways we are making a difference to our members, to the communities where we live and work, to the health care system, to our country, and to our shareholders.

In his Letter to Shareholders, Aetna Chairman and CEO Ronald A. Williams discusses Aetna’s successful year in 2007, and explains how running our business in a manner that is consistent with our values has solidified our position as a respected leader and brand in our industry. An addendum to his letter also announces that, as a part of our commitment to transforming health care in America, Aetna is calling on its vendors to offer health care coverage to their employees. Aetna’s goal is to have at least 80 percent of its business suppliers offering their domestic employees access to health care coverage.

In addition to financial results and information on corporate governance, much of the Annual Report is devoted to real examples of how we make a difference. Three member stories illustrate the impact we have on the people who use our services. There is also a tribute to Aetna’s many veterans, both those currently serving our country abroad and those who have returned in recent years. These brave individuals have truly helped make a difference to our nation.

I encourage you to read these materials.